ANNUAL GRANT

	ENDOREX CORP.
	NOTICE OF GRANT OF NON-EMPLOYEE DIRECTOR
	AUTOMATIC STOCK OPTION


		Notice is hereby given of the following option grant (the "Option")
to purchase shares of the Common Stock of Endorex Corp. (the "Corporation"):

		Optionee:
		Grant Date:
		Exercise Price:  $ 	 per share
		Number of Option Shares:        shares
		Expiration Date:
		Type of Option:  Non-Statutory Stock Option
		Date Exercisable:  Immediately Exercisable

		Vesting Schedule: The Option Shares shall initially be unvested and subject to repurchase by the Corporation at the Exercise Price paid per share. Optionee shall acquire a vested interest in, and the Corporation's repurchase right shall accordingly lapse with respect to, the Option Shares in a series of eight (8) successive equal quarterly installments on the last day of each calendar quarter during the two (2)-year period measured from the Grant Date, provided Optionee has attended the regular meeting of the Board of Directors (the "Board") held during such quarter as a Board member. In no event shall any additional Option Shares vest after Optionee's cessation of Board service.

		Optionee understands and agrees that the Option is granted subject to and in accordance with the terms of the automatic option grant program under the Endorex Corp. Amended and Restated 1995 Omnibus Incentive Plan (the
"Plan"). Optionee further agrees to be bound by the terms of the Plan and the terms of the Option as set forth in the Automatic Stock Option Agreement attached hereto as Exhibit A. A copy of the Plan is available upon request made to the Corporate Secretary at the Corporation's principal offices.

	REPURCHASE RIGHT. OPTIONEE HEREBY AGREES THAT ALL UNVESTED OPTION SHARES ACQUIRED UPON THE EXERCISE OF THE OPTION SHALL NOT BE TRANSFERABLE AND SHALL BE SUBJECT TO REPURCHASE BY THE CORPORATION, AT THE EXERCISE PRICE PAID PER SHARE, UPON OPTIONEE'S TERMINATION OF SERVICE AS A MEMBER OF THE BOARD PRIOR TO
VESTING IN THOSE SHARES.  THE TERMS AND CONDITIONS OF SUCH REPURCHASE RIGHT
SHALL BE SPECIFIED IN A STOCK PURCHASE AGREEMENT, IN FORM AND SUBSTANCE SATISFACTORY TO THE CORPORATION, EXECUTED BY OPTIONEE AT THE TIME OF THE OPTION EXERCISE.

		No Impairment of Rights.  Nothing in this Notice or in the attached
Automatic Stock Option Agreement or the Plan shall interfere with or otherwise restrict in any way the rights of the Corporation or the Corporation's stockholders to remove Optionee from the Board at any time in accordance with the provisions of applicable law.

		Definitions. All capitalized terms in this Notice shall have the meaning assigned to them in this Notice or in the attached Automatic Stock
Option Agreement.

DATED: 					, 199


						ENDOREX CORP.


						By:

						Title:



									OPTIONEE

						Address:




ATTACHMENTS
Exhibit A - Automatic Stock Option Agreement
	EXHIBIT A

	AUTOMATIC STOCK OPTION AGREEMENT  (See Exhibit 99.8 to this Registration
                                         Statement on Form S-8)